Exhibit 99.1

Snap Inc. Reports First Quarter 2018 Results

VENICE, Calif. – May 1, 2018 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights:

	Three Months Ended March 31,		Percent
	2018	2017	Change
(Unaudited)	(dollars in thousands)
Revenue	$230,666	$149,648	54%
Net loss(1)	$(385,785)	$(2,208,837)	(83)%
Adjusted EBITDA(2)	$(217,867)	$(188,243)	16%

Other Financial Highlights
Cash, cash equivalents, and marketable securities	$1,821,353
Cash used in operating activities	$(231,981)	$(154,997)
Free Cash Flow(3)	$(268,296)	$(172,990)
Capital expenditures	$(36,315)	$(17,993)

(1)

Net loss for the three months ended March 31, 2017 includes $2.0 billion of stock-based compensation expense, primarily due to the recognition of expense related to RSUs with a performance condition satisfied on the effectiveness of the registration statement for our initial public offering in March 2017.

(2)

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time, as described below.

(3)	Free Cash Flow is defined as net cash used in operating activities, reduced by purchases of property and equipment.

Note: For adjustments and additional information regarding the non-GAAP financial measures discussed, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Operational Highlights

•	Daily Active Users (DAU)(1) grew from 166 million in Q1 2017 to 191 million in Q1 2018, an increase of 15% year-over-year. DAUs increased 2% quarter-over-quarter, from 187 million in Q4 2017.
•	Revenue was $230.7 million in Q1 2018, up 54% year-over-year driven by growth in Snap Ads, and down 19% sequentially, primarily due to seasonality and our redesign.
•

Average revenue per user (ARPU)(2) was $1.21 in Q1 2018, up 34% year-over-year and down 21% sequentially. Cost of revenue per user (CoRPU)(3) was $1.03 in Q1 2018, up 5% year-over-year and 1% sequentially.

•	Adjusted EBITDA loss was $(217.9) million in Q1 2018, an increase of 16% year-over-year and 37% sequentially.
•

Cash and marketable securities were $1.8 billion at March 31, 2018. Cash management reduced cash burn by 13% sequentially, to $222 million. Capital expenditures increased to $36.3 million in Q1 2018 compared to $18.0 million in Q1 2017 and $21.2 million in Q4 2017.

(1)

We define a Daily Active User, or DAU, as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We measure average Daily Active Users for a particular quarter by calculating the average Daily Active Users for that quarter.

(2)	We define average revenue per user, or ARPU, as quarterly revenue divided by the average Daily Active Users.
(3)	We define cost of revenue per user, or CoRPU, as quarterly cost of revenue divided by the average Daily Active Users.

CONFERENCE CALL INFORMATION

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, non-GAAP Adjusted EBITDA, capital expenditures, and stock-based compensation, as well as non-financial metrics, such as DAU and video views. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products, and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history, our lack of profitability to date, changes to our business model, our ability to monetize our products, the highly competitive and rapidly changing market for internet and advertising companies, user reception of changes to existing products, infrastructure costs, our ability to create new and innovative products, our ability to maintain users and manage any future user growth, litigation, and our international expansion strategies. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2017, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time, as described below. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash used in operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Non-GAAP Net Loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP Net Loss and weighted average diluted shares are then used to calculate Non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$230,666	$149,648
Costs and expenses:
Cost of revenue	196,798	163,358
Research and development	200,986	805,848
Sales and marketing	102,113	219,733
General and administrative	123,299	1,174,476
Total costs and expenses	623,196	2,363,415
Loss from operations	(392,530)	(2,213,767)
Interest income	6,104	2,424
Interest expense	(934)	(695)
Other income (expense), net	3,153	187
Loss before income taxes	(384,207)	(2,211,851)
Income tax benefit (expense)	(1,578)	3,014
Net loss	$(385,785)	$(2,208,837)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.30)	$(2.31)
Diluted	$(0.30)	$(2.31)

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$466,323	$334,063
Marketable securities	1,355,030	1,708,976
Accounts receivable, net of allowance	231,409	279,473
Prepaid expenses and other current assets	58,469	44,282
Total current assets	2,111,231	2,366,794
Property and equipment, net	191,043	166,762
Intangible assets, net	156,525	166,473
Goodwill	645,707	639,882
Other assets	77,524	81,655
Total assets	$3,182,030	$3,421,566
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,562	$71,194
Accrued expenses and other current liabilities	272,795	275,062
Total current liabilities	301,357	346,256
Other liabilities	88,825	82,983
Total liabilities	390,182	429,239
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 939,248 shares issued and outstanding at March 31, 2018, and 3,000,000 shares authorized, 883,022 shares issued and outstanding at December 31, 2017.	9	9
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 96,956 shares issued and outstanding at March 31, 2018, and 700,000 shares authorized, 122,564 shares issued and outstanding at December 31, 2017.	1	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 218,235 shares issued and outstanding at March 31, 2018, and 260,888 shares authorized and 216,616 shares issued and outstanding at December 31, 2017.	2	2
Additional paid-in capital	7,813,325	7,634,825
Accumulated other comprehensive income (loss)	20,963	14,157
Accumulated deficit	(5,042,452)	(4,656,667)
Total stockholders’ equity	2,791,848	2,992,327
Total liabilities and stockholders’ equity	$3,182,030	$3,421,566

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(385,785)	$(2,208,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,553	12,450
Stock-based compensation	133,258	1,992,121
Deferred income taxes	236	(1,488)
Other	(3,392)	1,892
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	48,697	13,444
Prepaid expenses and other current assets	(10,439)	(43,436)
Other assets	4,204	2,715
Accounts payable	(37,069)	5,619
Accrued expenses and other current liabilities	(10,149)	69,204
Other liabilities	6,905	1,319
Net cash used in operating activities	(231,981)	(154,997)
Cash flows from investing activities
Purchases of property and equipment	(36,315)	(17,993)
Purchases of intangible assets	(60)	—
Non-marketable investments	—	(625)
Cash paid for acquisitions, net of cash acquired	—	(18,013)
Purchases of marketable securities	(477,213)	(1,423,214)
Sales of marketable securities	45,007	—
Maturities of marketable securities	787,828	445,047
Net cash provided by (used in) investing activities	319,247	(1,014,798)
Cash flows from financing activities
Proceeds from the exercise of stock options	45,809	594
Stock repurchases from employees for tax withholdings	(551)	(206,579)
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting commissions	—	2,657,797
Payments of initial public offering issuance costs	—	(5,024)
Net cash provided by financing activities	45,258	2,446,788
Change in cash, cash equivalents, and restricted cash	132,524	1,276,993
Cash, cash equivalents, and restricted cash, beginning of period	337,007	163,336
Cash, cash equivalents, and restricted cash, end of period	$469,531	$1,440,329
Supplemental disclosures
Cash paid for income taxes	$991	$3,545
Supplemental disclosures of non-cash activities
Purchase consideration liabilities related to acquisitions	$—	$1,901
Construction in progress related to financing lease obligations	$425	$257
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$445	$(4,355)

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended March 31,
	2018	2017
Adjusted EBITDA reconciliation:
Net loss	$(385,785)	$(2,208,837)
Add (deduct):
Interest income	(6,104)	(2,424)
Interest expense	934	695
Other (income) expense, net	(3,153)	(187)
Income tax (benefit) expense	1,578	(3,014)
Depreciation and amortization(1)	21,553	12,450
Stock-based compensation expense(2)	133,258	1,992,121
Payroll tax expense related to stock-based compensation	9,968	20,953
Reduction in force charges(3)	9,884	—
Adjusted EBITDA	$(217,867)	$(188,243)

(1)	Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2018	2017
Depreciation and amortization expense:
Cost of revenue	$5,202	$1,669
Research and development	8,791	5,755
Sales and marketing	3,569	2,600
General and administrative	3,991	2,426
Total	$21,553	$12,450

(2)	Total stock-based compensation and related payroll tax expense by function:

	Three Months Ended March 31,
	2018	2017
Stock-based compensation and related payroll tax expense:
Cost of revenue	$410	$20,026
Research and development	84,330	722,129
Sales and marketing	17,373	160,942
General and administrative	41,113	1,109,977
Total	$143,226	$2,013,074

(3)

Reduction in force charges were related to a reduction in force plan we implemented during March 2018, impacting approximately 7% of our global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business.  Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2018	2017
Free Cash Flow reconciliation:
Net cash used in operating activities	$(231,981)	$(154,997)
Less:
Purchases of property and equipment	(36,315)	(17,993)
Free Cash Flow	$(268,296)	$(172,990)

	Three Months Ended March 31,
	2018	2017
Non-GAAP Net Loss reconciliation:
Net loss	$(385,785)	$(2,208,837)
Amortization of intangible assets	10,824	5,337
Stock-based compensation expense	133,258	1,992,121
Payroll tax expense related to stock-based compensation	9,968	20,953
Reduction in force charges(3)	9,884	—
Income tax adjustments	220	(1,567)
Non-GAAP net loss	$(221,631)	$(191,993)

Weighted-average common shares - Diluted	1,270,998	955,003

Non-GAAP Diluted Net Loss Per Share reconciliation:
Diluted net loss per share	$(0.30)	$(2.31)
Non-GAAP adjustment to net loss	0.13	2.11
Non-GAAP diluted net loss per share	$(0.17)	$(0.20)